UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 26, 2024
FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100		84107
Murray,	Utah
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:  (801) 501-7200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, FinWise Bancorp (the “Company”) appointed James Noone as its President. Mr. Noone will also continue to serve as President of FinWise Bank, a wholly owned subsidiary of the Company (the “Bank”).

On March 26, 2024, Kent Landvatter ceased to serve as President of the Company but will continue to serve as its Chairman and Chief Executive Officer, as well as Chairman and Chief Executive Officer of the Bank.

On March 26, 2024, the Company appointed Robert E. Wahlman as Chief Financial Officer and Executive Vice President of both the Company and the Bank. Mr. Wahlman, age 68, joins the Company from Axiom Bancorp, Inc. and Axiom Bank, NA, a bank holding company and bank, respectively, where he was Chief Financial Officer from December 2021 to March 2024. From January 2019 to December 2021 Mr. Wahlman worked as an independent consultant advising potential bank investors and serving as interim chief financial officer for financial services companies, and as an adjunct accounting instructor at Clemson University. Mr. Wahlman has over 35 years of financial services experience, including serving nearly 20 years as chief financial officer of public and non-public banks and bank holding companies including Merrill Lynch & Co.’s U.S. Bank Group, Doral Financial Corporation, Customers Bancshares, Inc. and Axiom Bancshares, Inc. Prior to his positions as chief financial officer, Mr. Wahlman served as a senior manager with KPMG Peat Marwick, was appointed as an Accounting Fellow for the U.S. Government Accountability Office and served in various finance roles at Banc One Corporation and Cigna Corporation. Mr. Wahlman holds a Bachelor of Arts in Economics and History and a Master of Business Administration from the University of Arkansas, and a Master of Accountancy from Clemson University.

The Company and Mr. Wahlman entered into an employment offer letter providing for, among other things, an annual base salary of $400,000, a 2024 target cash bonus of $150,000 and a 2024 grant of restricted stock of the Company having a value of $150,000 pursuant to the Company’s 2019 Stock Option Plan or other equity incentive plan of the Company. The number of shares of restricted stock to be issued pursuant to the grant will be based on a trailing 30-day average closing price of the Company’s common stock ending on the date prior to the grant date and such shares will vest ratably over three years. Mr. Wahlman’s cash bonus and restricted stock grant will be subject to the achievement of specified performance levels and other conditions determined by the Board of Directors (the “Board”) of the Company or its Compensation Committee.

Pursuant to the offer letter, Mr. Wahlman will also receive a one-time relocation bonus of $185,000, which will be paid in the form cash, shares of common stock of the Company issued pursuant to the Company’s 2019 Stock Option Plan or other equity incentive plan of the Company, or a combination of both at the option of Mr. Wahlman. The number of shares of common stock to be issued for the relocation bonus, if any, will be based on a trailing 30-day average closing price of the Company’s common stock ending on the date prior to the grant date.

The foregoing summary of the offer letter with Mr. Wahlman does not purport to be complete and is qualified in its entirety by reference to the offer letter, which is attached as Exhibit 10.1 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Wahlman and any person other than the Company pursuant to which he was appointed as Chief Financial Officer and Executive Vice President. There is no family relationship between Mr. Wahlman and any director or executive officer of the Company. Mr. Wahlman has no direct or indirect material interest in any transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 26, 2024, Javvis Jacobson ceased to serve as Chief Financial Officer and Executive Vice President of both the Company and the Bank but will continue to serve as Treasurer of the Bank.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.     Description
10.1        Offer Letter, dated as of January 30, 2024, between the Company and Robert E. Wahlman
104        Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 1, 2024	FINWISE BANCORP

/s/ Michael O'Brien
Name: Michael O'Brien
Title: Corporate Secretary and Executive Vice President